                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

 -------------------------------------------------------------------------------



                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): February 7, 2001



                                 EPICEDGE, INC.
               (Exact Name of Registrant as Specified in Charter)


                                      TEXAS
                         (State or Other Jurisdiction of
                         Incorporation or Organization)

             0-9129                                 75-1657943
   (Commission File Number)              (I.R.S. Employer Identification No.)


                 5508 HIGHWAY 290 WEST, SUITE 300 AUSTIN, TEXAS
                  78735 (Address of principal executive offices
                               including zip code)


                                 (512) 261-3346
              (Registrant's telephone number, including area code)

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

         Effective January 1, 2001 with a closing date of February 5, 2001, we sold all of the issued and outstanding stock of IPS Associates, Inc., our subsidiary, to Red & Blue, Inc., a Delaware corporation and to the IPS Associates, Inc. Stock Ownership Plan. The consideration for the sale was: (1) the return of an aggregate 750,346 shares of our common stock, (2) $5,700,000 in cash, and (3) the transfer of the IPS employee stock ownership plan (ESOP) along with the note payable to a financial institution for the ESOP financing. The Stock Purchase Agreement provides that 143,323 shares of the 750,346 shares of our common stock be held in escrow until the earlier of: (1) the completion of audited financial statements of IPS for the year ended December 31, 2000, or (2) six months from the date of closing. In the event that the net equity, revenues or net earnings of IPS differs by more than $500,000 from the financial statements disclosed in the Agreement, Red & Blue shall have the right to set-off the difference against the shares held in escrow at a value based upon the closing price of our common stock on the day before the set-off. In the event of a setoff, we agreed to immediately register the set-off shares.

         The sale of IPS resulted in write-offs of goodwill and deferred compensation with a non-cash charge to income of approximately $39 million in the fourth quarter ended December 31, 2000. IPS was included in the results of our operations since its acquisition in June 2000. The disposition of IPS has been deemed "significant"; accordingly, pro forma results of operations for the second and third quarters ended June 30 and September 30, 2000, respectively, as though the disposition occurred in June 2000, will be filed by amendment no later than seventy-five days after the consummation of the disposition.

ITEM 5.     OTHER EVENTS

         In December 2000, we issued a total of $2.5 million in convertible notes to three of our investors , Carl Rose, Bahram Nour-Omid, and Fleck T.I.M.E. Fund, L.P. (the "lenders"). These notes are convertible at the lenders' option at $.50 per share. Carl Rose and two officers of the Fleck T.I.M.E Fund, L.P. - Uri Landesman and Bruce Quackenbush - are members of our Board of Directors. At the time of the note issuance, Bahram Nour-Omid was also a director. The interest rate for the notes is 8% per annum and the maturity date is December 31, 2001. The note agreement provided that the lenders could require repayment of the notes upon the closing of the IPS sale. However, at this time they have not made such a demand. In connection with the convertible notes the lenders were issued five-year warrants to purchase an aggregate 5,000,000 shares of our common stock at $.01 per share. The effect of the warrants that were issued in conjunction with the notes is a recording of a discount of $2.5 million. The result was a net carrying amount on the notes of zero. This discount will be amortized into expense over the life of the notes beginning in December 2000. With respect to the shares underlying the warrants and the shares to be issued upon conversion of the convertible notes , the lenders were each granted one demand registration right at any time after June 1, 2001.

         In December 2000, Rick Fisher resigned as our Vice President of National Accounts. In January 2001, Paul Ruiz resigned as our Chief Operating Officer and Chief Financial Officer, and Gary Young resigned as our Executive Vice President of Business Development. In February 2001, Jeff Sexton resigned as our interim Chief Executive Officer. In February 2001, the Board of Directors created the Office of Management and Budget (OMB), which is comprised of Tom Scheifler, Peter Davis, Lance Dunbar, Richard Carter, and Mark Slosberg. Mr. Scheifler is the chairperson of the OMB. The OMB will oversee our day-to-day operations and will report directly to the Board. The OMB will also work closely with the Board in the search for a chief executive officer. Peter B. Covert is currently acting as the principal accounting officer.

         Although we are still in the process of finalizing the current yearend results, Management estimates that the loss in the fourth quarter might exceed the loss reported in the third quarter of $8,200,000, before the effects of the above mentioned non-cash write-offs.

         In January 2001, a customer notified us of its intention to terminate a contract that represented approximately four percent of our 2000 revenue. There are no assurances that we will be able to replace this contract.

         As part of the sale of the stock of IPS, we transferred all of our obligations relating to the guarantee on a note payable to a financial institution for a loan made to an Employee Stock Ownership Plan sponsored by IPS. In addition, with the proceeds of the sale of IPS, we fully satisfied our obligations on our secured revolving line of credit and term loan. We currently have no external source for working capital financing in place. We currently have negative working capital of approximately $ 5,600,000. Additionally, we have completed several acquisitions that may place an additional strain on our cash resources as the operations of the acquired businesses are integrated with our operations. Furthermore, we will require additional cash to meet our short- and long-term liquidity requirements and to execute our current business plan.

          Management is currently in the process of raising additional financing and working on restructuring our current obligations to meet planned working capital requirements. In the event that we are unable to obtain additional financing or restructure our current obligations on terms that are acceptable to us, then we will have to modify our business plan to reduce future cash outflows to enable us to meet our liquidity requirements for the remainder of the current fiscal year.

         There is no assurance that we will be able to successfully restructure our current obligations or obtain the additional financing required to execute our current business plan or that we will be able to modify our business plan sufficiently to reduce future cash outflows to a level that would enable us to meet our liquidity requirements for the remainder of the current fiscal year. These uncertainties could have a material adverse effect on our ability to continue as a going concern.

         Our Corporate office has moved. The new address of our Corporate office is 5508 Highway 290 West, Suite 300 Austin, Texas 78735.

ITEM 6.     RESIGNATIONS OF REGISTRANT'S DIRECTORS

         In December 2000, Robert Allison, Brian Thompson, and Bahram Nour-Omid resigned from our Board of Directors. In February 2001, Jeff Sexton, Nicholas Reding, and John Streeten resigned from our Board of Directors. Messrs. Allison, Thompson, Nour-Omid, Sexton, Reding, and Streeten did not indicate that their resignations were a result of any disagreement with us on any matters relating to our operations, policies or practices, nor were we furnished any letters to that effect. The remaining directors, Carl Rose, Uri Landesman and Bruce Quackenbush, are serving on our audit committee.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS


         (B) Pro Forma Financial Information. The appropriate pro forma financial information relating to the disposition will be filed by amendment with the Securities and Exchange Commission no later than seventy-five days after the consummation of the acquisition.

         (C)  Exhibits

              Exhibit 99.1          Stock Purchase Agreement

              Exhibit 99.2          Form of Convertible Note

              Exhibit 99.3          Form of Warrant

                                   SIGNATURES





         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






                                    EPICEDGE, INC.

                                     By:
                                           -------------------------
                                           Carl R. Rose
                                           Chairman of the Board of Directors


                                           -------------------------
                                           Thomas E. Scheifler
                                           On behalf of the OMB acting as the
                                           Chief Executive Officer


                                           -------------------------
                                           Peter B. Covert
                                           Principal Financial
                                           and Accounting Officer




DATE: ____________, 2001

                                    EXHIBITS




Exhibit   No.                                                              Page
-------------                                                              ----


Exhibit 99.1               Stock Purchase Agreement

Exhibit 99.2               Form of Convertible Note

Exhibit 99.3               Form of Warrant